3: SECURITIES AND EXCHANGE COMMISSION

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM 8 - K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 12, 2002

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(Date of Report)

Coates International, Ltd.

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(Exact name of registrant as specified in its charter)

STATE OF DELAWARE 33-94884 22-2925432

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(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

2100 Highway #34 & Ridgewood RoadWall Township, New Jersey 07719

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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (732) 449-7717

Item 5. Other Events

On April 12, 2002, Coates International, Ltd. and George J. Coates (collectively, "CIL") entered into a license agreement ("License Agreement") with McLean, England and Associates, LLC of Little Rock Arkansas (the "Licensee"). Licensee paid a non-refundable $565,000 payment toward a total licensing fee of $25,000,000; the balance of which is due and payable within thirty (30) days of completion of testing, the results of which must be satisfactory to Licensee, of two 855 Cummins engines retrofitted with the Coates spherical rotary valve system (the "CSRV System").

The term of the License Agreement commences upon completion of the satisfactory testing and receipt of payment of the balance of the licensing fee and continues until the last to expire of the Coates patents. Pursuant to the terms of the License Agreement, the Licensee shall have the exclusive license to (1) manufacture non-military, over-the-road vehicles, weighing in excess of 8,000 pounds and intended to be driven on "public" roads, which license includes heavy duty trucks, motor homes and busses, but excluding self-propelled machinery, and (2) to sell, lease, install or otherwise dispose of the CSRV valve systems to repair or retrofit such engines in the United States of America, its territories, possessions. The License Agreement permits the Licensee the right to sublease, sub-license and/or enter into franchise agreements with third parties in the exclusive territory

Upon commencement of the License Agreement, the Licensee will have the right of first refusal to purchase similar exclusive licenses for truck engines covering the countries of Mexico and Canada for an additional payment of $2,000,000 for each country. The Licensee will pay Licensor a $50.00 royalty for each engine manufactured during the term of the License Agreement and has agreed to purchase the Coates Spherical Rotary Valve seals as well as any other subsystems of the Coates Spherical Rotary Valve System, subject to prices and terms to be mutually agreed upon.

Exhibit: License Agreement, dated April 12, 2002, by and between Coates International, Ltd.

and McLean, England and Associates, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,

the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2002 COATES INTERNATIONAL, LTD.

By: _/s/ George J. Coates_____

George J. Coates

Chief Executive Officer

COATES - FORM 8-K - McLean License Agreement

LICENSE AGREEMENT

THIS AGREEMENT, dated this __12th____ day of ______April_______, 2002 by and among COATES INTERNATIONAL, LTD. having a business address at Highway 34 and Ridgewood Road, Wall Township, New Jersey 07719-9738, and GEORGE J. COATES, having an address at Highway 34 and Ridgewood Road, Wall Township, New Jersey 07719-9738 (the above identified parties are collectively referred to as the "LICENSOR") and MCLEAN, ENGLAND AND ASSOCIATES, LLC having its principal offices located at One Innwood Circle Suite 204 - Little Rock, AR 72211 (the "LICENSEE").

BACKGROUND

WHEREAS, LICENSOR owns and/or has the right to license certain Patent Rights and Technical Information (as hereinafter defined) relating to Licensed Products (as hereinafter defined) used in the design and construction of internal combustion engines employing spherical rotary valves (the "Coates Spherical Rotary Valve System" and/or "CSRV Valve System");

WHEREAS, LICENSOR desires to grant to LICENSEE certain rights under such Patent Rights and Technical Information in the Territory (as hereinafter defined);

WHEREAS, LICENSEE desires to acquire such rights in accordance with the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and covenants, and other good and valuable consideration, and the mutual promises of the performance of the undertakings set forth herein, it is agreed by and among the parties hereto as follows

ARTICLE l - DEFINITIONS

As set forth herein, the following terms shall be defined as follows:

1.1 - CSRV VALVE SYSTEM shall mean a cylinder head or heads for an internal combustion engine manufactured in accordance with the Patent Rights and/or Technical Information (as hereinafter defined) pertaining to the Coates Spherical Rotary Valve System.

1.2 - CSVR Valve Seal shall mean a valve seal for use with a CSRV Rotary Valve Sphere (as hereinafter defined) in the Coates Spherical Rotary Valve System.

1.3 - A CSRV Rotary Valve Sphere shall mean a spherical rotary valve used in the CSRV Valve System in accordance with the Technical Specifications.

1.4 - CSRV Components shall mean the parts that when assembled comprise the Licensed Product.

1.5 - Dollars and $ shall mean the official currency of the government of the United States of America.

1.6 - Field of Use and Over-the-Road vehicle Field of use shall mean the new manufacture of internal combustion engines equipped with the CSRV Valve System, and/or retrofitting of internal combustion engines by replacing the pre-existing valve system with the CSRV Valve System, where such engines are installed in Over-the-Road vehicles. An Over-the Road vehicle is any non-military motor vehicle weighing over 8,000 pounds, which is intended to be driven on a public road, including heavy-duty trucks, motor homes and buses excluding self-propelled machinery. This License and field of use will also include the right to sub-lease, sub-license and/or make franchise agreements with third parties.

1.7 - Head Part as defined in Section 1.13.

1.8 - Head Unit as defined in Section 1.13.

1.9 - Improvement shall mean any improvement, change or modification to the CSRV System, which may be developed, created or acquired by either party to this Agreement, but only to the extent that the same comes within the scope of one or more claims in the Patent Rights (as hereinafter defined).

1.10 - Improvement Patent is a patent that covers an Improvement.

1.11 - LICENSEE shall mean LICENSEE as specified on the title page of this Agreement and any subsidiary thereof having more than 50% of its ordinary voting shares held and/or controlled by LICENSEE.

1.12 - License Period as defined in Section 2.1(a).

1.13 - Licensed Product shall mean internal combustion engine heads installed in Over-the-Road vehicles as defined in section 1.6 which incorporate the Patent Rights and/or Technical Information in its design and manufacture ("Head Unit(s)") as well as parts and accessories incorporating in their design and manufacture the Patent Rights and/or Technical Information and which form a part of the Head Unit ("Head Part(s)"). Licensed Product shall also mean any other product manufactured and/or sold by LICENSEE, as licensed hereunder, based on the Patent Rights and/or Technical Information.

1.14 - Licensing Fee as defined in Article 5 and the Confidential Addendum.

1.15 - Manufactured Unit shall mean a Licensed Product that has completed the manufacturing process and as a result, is included in the determination of royalty payments due and owing to LICENSOR pursuant to the terms of this Agreement. In the case of a Head Unit, a Licensed Product shall be considered a Manufactured Unit when a casting for the engine head is made. In the case of a Head Part, a Licensed Product shall be considered a Manufactured Unit when the casting process is complete.

1.16 - Patent Rights shall mean the patents and patent applications and all patents which may be issued pursuant to such patent applications, as listed in Attachment A, and all Improvement Patents together with any continuations or continuations in part thereof, and all patents issuing thereon including reissues, patents of addition and any registration or confirmation patents corresponding thereto and all corresponding foreign patents and patent applications.

1.17 - Payment Computations Period as defined in Article 5 and the Confidential Addendum.

1.18 - Regulatory Approval shall mean, with respect to a given country or state in the Territory, all governmental approvals necessary for LICENSEE to have the right to market or use the Licensed Product in such country or state.

1.19 - Regulatory Authority shall mean, with respect to a given country or state in the Territory, the national or multinational authority responsible for granting Regulatory Approval in such country or state.

1.20 - Royalty and/or Royalties as defined in Article 5 and the Confidential Addendum.

1.21 - Technical Information shall mean all information concerning the Coates Spherical Rotary Valve System disclosed by LICENSOR to LICENSEE, together with all proprietary information, trade secrets, skills and experience, recorded and unrecorded, accumulated from time to time during the term of this Agreement, relating to the Licensed Product and all designs, drawings, specifications and the like, owned by LICENSOR, insofar as the same relate to the Licensed Product.

1.22 - Technical Specifications shall mean the specifications and performance parameters developed by LICENSOR for the Coates Spherical Rotary Valve System.

1.23 - Territory shall mean: (a) "Exclusive Territory": United States of America, its territories, possessions, commonwealths and protectorates plus any territories acquired by LICENSEE by separate licensee or an amendment to this License Agreement executed by Licensor after the date that this License is executed, and (b) "Non-Exclusive Territory": all of the countries of the world that are not part of an "Exclusive Territory". During the term of this License, Licensee has right of first refusal to purchase a License within the Field of Use for use and sale of the CSRV patented technology for the Field of Use in Mexico and Canada for a license fee set out in the Confidential Addendum of this License. During the term of this License, Licensee has right of first refusal to purchase a license within the Field of Use for use and sale of the CSRV patented technology in all other territories of the Western Hemisphere for the fair market value of the license at that time. The foregoing additional licenses shall become additional territories Licensed hereunder and pursuant to the terms of this License as amended.

1.24 - Engine means the internal combustion engine which is equipped with the CSRV Valve System or any derivation thereof, within the Field of Use.

ARTICLE II - LICENSES GRANTED

2.1 - Licenses Granted to LICENSEE

Subject to the terms and conditions set forth herein and for a license period equal to the duration of existing and future Patents commencing upon the Payment Date, as defined in Article 5 and the Confidential Addendum (the "License Period"), unless terminated pursuant to Article VIII, LICENSOR hereby grants to LICENSEE:

(a) Exclusive License. An exclusive license, with the right to grant sub-licenses and/or franchise to others, throughout the Exclusive Territory within the Field of Use under the Patent Rights and Technical Information subject to the payment of royalties as provided herein, [1] to manufacture Engines that incorporate the CSRV Valve System in accordance with the Technical Specifications, and to sell, lease, install or otherwise dispose of such Engines [2] and to manufacture CSRV Valve Systems and to sell, lease, install or otherwise dispose of such CSRV Valve Systems to repair or retrofit Engines.

(b) Non-Exclusive License. A non-exclusive license, with the right to grant sublicenses and/or franchise to others on terms consistent with Licensee's non-exclusive license, throughout the Non-Exclusive Territory within the Field of Use under the Patent Rights and Technical Information subject to the payment of royalties as provided herein, [1] to manufacture Engines that incorporate the CSRV Valve System in accordance with the Technical Specifications, and to sell, lease, install or otherwise dispose of such Engines [2] and to manufacture CSRV Valve Systems and to sell, lease, install or otherwise dispose of such CSRV Valve Systems to repair or retrofit Engines.

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In the event that an exclusive license is granted by Licensor to a third party in a territory which was formerly non-exclusive, and prior to doing so, Licensee had developed customers of its own or customers through its sub-licensees or franchisees in that territory, then Licensee will have an exclusive license with respect to those customers, and the customers of its sub-licensees or franchisees existing at the time, but Licensee and its sub-licensees and/or franchisees shall not establish any new customers, sub-licensees or franchisees within that formerly non-exclusive territory from that time forward.

A customer of Licensee or any of its sub-licensees and/or franchisees who has an office or a business facility (whether its own facility or third party outsourced) within Licensee's exclusive territory shall be treated as a customer within Licensee's Exclusive Territory. This provision shall be unique to this License and shall not be afforded to any future licensee of a current non-exclusive territory; as to do so would conflict with this License.

(c) CSRV Valve Seals. Within the bounds set forth in subsections 2.1(a) an exclusive and 2.1(b) and elsewhere in this License, a non-exclusive license to manufacture and use CSRV Valve Seals in the manufacture of CSRV Valve Systems for incorporation into Engines.

2.2 - Limitation of Licenses Granted. The licenses granted in Section 2.1 are subject to the following:

(a) A license is granted to LICENSEE to make or have made CSRV Valve Seals by another licensee of Licensor or a sublicensee of Licensee unless Licensor elects to manufacture and supply CSRV Valve Seals for Licensee, at Licensor's option. It is understood and agreed that one such CSRV Valve Seal shall be used in conjunction with each CSRV Rotary Valve Sphere incorporated in the CSRV Valve System by LICENSEE and only CSRV Valve Seals shall be used in the manufacture, or in the subsequent servicing, of any CSRV Valve System or any internal combustion engine that incorporates the CSRV Valve System, a CSRV Valve Seal or a CSRV Rotary Valve System.

(b) No license is granted to LICENSEE with respect to CSRV Valve Systems which are sold, leased or used except under the name and the warranties of LICENSEE unless prior written approval is obtained from Licensor, which approval shall not be unreasonably withheld. (c) No license is granted to LICENSEE with respect to any other purpose or use except the Field of Use, exclusions including, but not limited to, retrofitting internal combustion engines for racing competition of any type, the retrofitting of air-cooled engines which are not Engines, the power source for the generation of electrical energy, the pressurization and distribution of natural gas or well gas for commercial use or for private use or for individual homes or for any other purpose, use or application.

(d) LICENSEE is permitted to manufacture or process any CSRV Valve System components including the CSRV Rotary Valve Seals where the Licensor elects not to manufacture and supply said seals, by another licensee of Licensor or a sublicensee of Licensee that has same quality standards consistent as LICENSOR.

2.3 - Furnishing Know-How and Supporting Services.

LICENSOR will promptly upon execution of this Agreement, furnish to LICENSEE copies of all documents and items comprising the Technical Information and Technical Specifications so that LICENSEE, as its own cost and expense, can create the design and specifications for the Licensed Product.

2.4 - Improvements.

(a) If LICENSOR has heretofore brought about or shall hereafter during the License Period bring about any Improvement to Licensed Products, LICENSOR shall promptly disclose such Improvement to LICENSEE.

(b) If LICENSEE has heretofore brought about or shall hereafter during the License Period bring about any Improvement, LICENSEE shall promptly disclose such Improvement to LICENSOR. If such Improvement appears to be patentable, LICENSOR shall have the first option to file a patent application thereon in LICENSOR's name. The expense of filing, securing and maintaining patent protection on such Improvement shall be borne by LICENSOR. If LICENSOR shall elect not to file any such patent application, then LICENSEE shall have the option to do so in its own name and at its own expense.

(c) LICENSEE agrees to grant and hereby grants to LICENSOR a non-exclusive, royalty-free license, together with the right to grant sublicenses to other licensees of LICENSOR under each of said patent applications and any patents issuing as set forth in subsection 2.4(b).

(d) If LICENSOR receives from another licensee of the Coates Spherical Rotary Valve System a non-exclusive, royalty-free license, together with a right to grant sublicenses for an Improvement, LICENSOR shall promptly inform LICENSEE of such Improvement and shall include such patent applications and/or patents issuing thereon in Attachment A.

2.5 - Patent Markings.

LICENSEE shall mark on an exposed surface of all Licensed Products made pursuant to the authority set forth in this Agreement appropriate patent markings identifying LICENSOR as owner of the patents and/or patent applications. The content, form and language used in such markings shall be in accordance with the laws and practices of the countries where Licensed Products bearing such markings are made, sold or used and shall be approved in advance, in writing, by LICENSOR.

2.6 - Acknowledgement of License.

On all CSRV Valve Systems, LICENSEE shall acknowledge that the same are manufactured under license from LICENSOR. Unless otherwise agreed to by the parties, the following notice shall be used by LICENSEE on an exposed surface of all Licensed Products: "Manufactured under license from Coates International Ltd." Such notice shall also be used in all descriptive materials and instruction and service manuals relating to the Coates Spherical Rotary Valve System.

ARTICLE III - TECHNICAL COOPERATION AND APPROVALS

3.1 - Technical Cooperation.

Upon request by LICENSEE, LICENSOR shall furnish to LICENSEE technical assistance with respect to the design and product engineering of the Coates Spherical Rotary Valve System. Such technical assistance and the compensation that LICENSEE is to pay to LICENSOR will be provided under the terms of a separate engineering contract.

3.2 - Regulatory Approval.

During the License Period, LICENSEE assumes the complete responsibility, at LICENSEE'S sole cost and expense, for obtaining Regulatory Approval, where required, from each Regulatory Authority, for the manufacture, sale and use of the Coates Spherical Rotary Valve System in the Territory.

LICENSOR, at the sole cost and expense of LICENSEE, agrees to provide LICENSEE with all reasonable assistance and cooperation in the preparation and submission of any application for Regulatory Approval.

ARTICLE IV - CONFIDENTIAL INFORMATION

4.1 - LICENSEE shall use all Technical Information and Technical Specifications obtained heretofore or hereafter from LICENSOR for the sole purpose of manufacturing and selling Licensed Products under this Agreement.

4.2 - LICENSE agrees to hold in confidence any and all Technical Information and Technical Specifications disclosed directly or indirectly to LICENSEE by LICENSOR, under this Agreement except that such obligation does not extend to: (a) Technical Information and Technical Specifications which at the time of the disclosure are in the public domain; (b) Technical Information and Technical Specifications which after disclosure is published or otherwise becomes part of the public domain through no fault of LICENSEE (but only after, and only to the extent that, it is published or otherwise becomes part of the public domain); (c) Technical Information and Technical Specifications which LICENSEE can prove was in its possession (as evidenced by LICENSEE's written records) at the time of the disclosure and was not acquired, directly or indirectly from LICENSOR or from a third party under an obligation of confidence; and (d) Technical Information and Technical Specifications which LICENSEE can prove was received by it (as evidenced by LICENSEE's written records) after the expiration of the License Period from a third party who did not require LICENSEE to hold such information in confidence and who did not acquire it, directly or indirectly from LICENSOR under an obligation of confidence.

4.3 - LICENSEE agrees, upon request by LICENSOR, to obtain from its officers, employees and other persons having access to Technical Information and Technical Specifications, a duly-binding agreement to maintain such information in confidence by any such person in a form acceptable to LICENSOR.

4.4 - Within thirty (30) days of the expiration of this License Period LICENSEE shall return to LICENSOR all Technical Information and Technical Specifications together with all other confidential information belonging to LICENSOR.

4.5 - LICENSOR and LICENSEE agree to hold in confidence any and all matters set out in the Confidential Addendum provided for in Article V of this License.

ARTICLE V - PAYMENTS

5.1 - This License is fully paid for in an undisclosed amount.

5.2 - Matters dealing with license fees, royalties and sub-system pricing by Licensor are set out in a separate Confidential Addendum to this License, which addendum is a part of this License and incorporated herein as if set forth herein, word for word verbatim.

ARTICLE VI - PATENT ENFORCEMENT

6.1 - LICENSEE shall immediately inform LICENSOR of any infringement, potential or actual, of the patent rights which may come to LICENSEE's attention. It shall be the responsibility of LICENSOR at its own expense and solely at LICENSOR's discretion to terminate any such potential or actual infringement of any of the Patent Rights. If LICENSOR shall fail to pursue such third party, LICENSEE, at its sole cost and expense may take such action to terminate such infringement in which event the only responsibility of Licensor to Licensee shall be to fully cooperate with Licensee.

6.2 - Licensor shall maintain and perfect its patent rights, both domestic and foreign, necessary for Licensee to operate in its exclusive territory and that part of the non-exclusive territory where Licensee has operations.

ARTICLE VII - REPRESENTATIONS, OBLIGATIONS,

WARRANTIES AND DISCLAIMERS

7.1 - LICENSOR represents and warrants as follows:

(a) All Technical Information delivered prior to the date of execution hereof has been, and all Technical Information delivered hereafter will be, to the best of LICENSOR's knowledge, substantially accurate and complete with respect to material matters.

(b) LICENSOR is the rightful owner of the Patent Rights and has the exclusive right to license all of the Patent Rights, and all such Patent Rights pertaining to the CSRV Valve System under LICENSOR's control and possession are set forth in Attachment A.

(c) LICENSOR has the power and authority to execute, deliver and perform its obligations under this Agreement, and that neither the execution nor delivery of this Agreement nor the performance of its obligations hereunder will constitute a breach of the terms or provisions of any contract or agreement to which it is a party.

(d) LICENSOR shall not compete with LICENSEE at any time in the Exclusive Territory with respect to the Field of Use. LICENSOR, however, shall have the right to compete, or to license others to compete, with LICENSEE in the Non-Exclusive Territory.

(e) LICENSOR is a duly organized, validly existing corporation of the State of Delaware and the corporate charter of LICENSOR has never been revoked or suspended.

7.2 - LICENSEE represents and warrants as follows:

(a) LICENSEE has the power and authority to execute, deliver and perform its obligations under this Agreement, and that neither the execution nor delivery of this Agreement nor the performance of its obligations hereunder will constitute a breach of the terms or provisions of any contract or agreement to which it is a party.

(b) LICENSEE is a duly organized, validly existing limited liability company of the State of Arkansas and the authority of LICENSEE to operate as a limited liability company has never been revoked or suspended.

(c) LICENSEE has the financial capability to pay the consideration that is required by Article V.

7.3 - Obligations of LICENSEE. LICENSEE will use its best efforts to:

(a) execute all such tasks as may be necessary to bring about the speedy manufacture, sale and use of Licensed Products consistent with good business practice;

(b) ensure that all steps within its power are undertaken with all reasonable speed to ensure that Licensed Products made by LICENSEE comply with all relevant governmental regulations in the Territory; and

(c) make or have made Licensed Products in a professional and workmanlike manner to meet general engineering standards.

7.5 - Limitation of LICENSOR's Warranties.

LICENSOR shall not be obliged to defend, indemnify or hold LICENSEE harmless against suit, claim, demand or action based on actual or alleged infringement of any patent or other rights belonging to persons not a party to this Agreement except as set forth in Article VI. Any such suit, claim, demand or action based on actual or alleged infringement by LICENSEE shall not relieve LICENSEE from the performance of its obligations hereunder.

7.6 - Indemnification and Insurance.

(a) LICENSEE shall indemnify and hold LICENSOR harmless from and against any and all expenses (including attorneys fees and costs), claims, demands, liabilities or money judgments for death or bodily injury arising from the testing, manufacturing, sale or use of any Licensed Product by LICENSEE, or its vendees or transferees; provided, however, that LICENSEE shall give LICENSOR notice as soon as practicable of any claim or action to which the foregoing provisions apply. LICENSOR shall have the right, but not the obligation, to participate in any compromise, settlement or defense of any such claim or action.

(b) LICENSEE shall secure product liability insurance and comprehensive general liability insurance coverage for bodily injury and property damage, with a combined single limit coverage of not less than $10,000,000.00, from a recognized insurance company qualified to do business in the Territory. As proof of insurance coverage, LICENSEE shall, within thirty (30) days of the Payment Date, provide a certificate of fully paid insurance, naming LICENSOR as an insured party, for LICENSOR's approval, to be effective before LICENSEE makes, uses or sells any Licensed Product. Such insurance shall be maintained throughout the term of this License Agreement, and at all times LICENSEE shall ensure that LICENSOR is provided with a copy of the effective certificate of insurance.

(c) Each of the parties hereto shall indemnify and save harmless the other of, from and against any losses, damages and expenses (including legal fees and costs) which the other may suffer or incur by reason of a breach of any agreement, representation or warranty set forth in this Agreement.

(d) The provisions of Section 7.6 shall survive the termination or expiration of this Agreement.

ARTICLE VIII - DURATION AND TERMINATION

8.1 - Subject to the provisions of Section 8.3, all rights and obligations under this Agreement shall expire upon the expiration of the last to expire patent comprising the Patent Rights and any Improvement Patent added thereto.

8.2 - If either LICENSEE or LICENSOR commits a material breach of any provision of this Agreement, and such breach is not cured within thirty (30) days after the date on which notice of breach is sent to the breaching party, the non-breaching party shall have the right to terminate this Agreement upon ten (10) days further written notice.

8.3 - This Agreement shall terminate effective immediately upon:

(a) The filing by LICENSEE of an involuntary petition in bankruptcy, the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee in bankruptcy or liquidator for LICENSEE in any insolvency, readjustment of debt, marshaling of assets and liabilities, bankruptcy or similar proceedings, or the winding up or liquidation of its affairs, and the continuance of any such petition, decree or order undismissed or unstayed and in effect for a period of sixty (60) consecutive days; or

(b) The consent by LICENSEE to the appointment of a conservator, receiver, trustee in bankruptcy or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, bankruptcy or similar proceedings of or relating to LICENSEE, or relating to substantially all of its property, or if LICENSEE shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any application insolvency, reorganization or bankruptcy statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

8.4 - Termination shall not release either LICENSEE or LICENSOR from any obligation arising prior to such termination or any requirement pursuant to Article VII.

8.5 - In the event of any termination of this Agreement, other than because of LICENSEE's default, LICENSEE shall be entitled to fill orders for Licensed Products already received and to make and to use and/or to sell Licensed Products for which commitments to customers have been made at the time of such termination, subject to the payment of applicable royalties.

8.6 - Any termination of this Agreement shall be without prejudice as to any obligation of either party to the other accruing prior to or at such termination. Applicable royalties shall be payable under Article V and the Confidential Addendum with respect to sales of all Licensed Products which were manufactured or were in the course of being manufactured prior to such termination or for which LICENSEE had accepted orders prior to such termination.

8.7 - The provisions of Article IV shall survive the termination or expiration of this Agreement and LICENSEE shall not thereafter use such information.

8.8 - The rights to the provisions of this License Agreement will remain in full force and effect in the event of a majority change in ownership LICENSOR (Coates International, Inc.)

ARTICLE IX - WAIVER

9.1 - No provision of this Agreement shall be deemed to have been modified by any acts of LICENSOR, its agents or employees, or by failure to object to any acts of LICENSEE which may be inconsistent herewith, or otherwise, except by a subsequent agreement in writing signed by both parties. No waiver of a breach committed by either party in one instance shall constitute a waiver or a license to commit or continue breaches in other or like instances.

ARTICLE X - LIMITATIONS OF RIGHTS AND AUTHORITY

10.1 - No right or title whatsoever in the Patent Rights, Licensed Products, Technical Specifications or Technical Information is granted by LICENSOR to LICENSEE, or shall be taken or assumed by LICENSEE, except as is specifically set forth or granted in this Agreement.

10.2 - Neither party shall in any respect whatsoever be taken to be the partner, agent or representative of the other party and neither party shall have any authority to assume any obligation for the other party or to commit the other party in any way.

10.3 - Neither party shall at any time heretofore or hereafter publicly state nor imply that the terms and conditions specified herein, or that the relationships between LICENSOR and LICENSEE, are in any way different from those specifically set forth in this Agreement. If requested by one party, the other party shall promptly supply the first party with copies of all public statements and of all promotional material relating to this Agreement and to Licensed Products.

ARTICLE XI - FORCE MAJEURE

11.1 - Neither LICENSOR nor LICENSEE shall be liable for the failure to perform or delay in performing obligations set forth in this Agreement and neither LICENSOR nor LICENSEE shall be deemed in breach of its obligations to the extent, and for so long as, such failure or delay or breach is due to natural disaster or any cause reasonably beyond the control of LICENSOR or LICENSEE. Either LICENSOR or LICENSEE desiring to invoke this Article shall notify the other party promptly of such desire and shall use reasonable efforts to resume performance of its obligations as soon as is reasonably possible. However, if performance by either LICENSOR or LICENSEE becomes impossible for more than one consecutive twelve (12) month period by reason thereof, this Agreement will be terminated upon either party giving thirty (30) days - advance written notice.

ARTICLE XII - INJUNCTIVE RELIEF FOR BREACH;

SEVERABILITY AND ENFORCEABILITY

12.1 - LICENSEE agrees that LICENSOR may not be adequately compensated by damages at law for a breach or threatened breach by LICENSEE of any of the provisions of Articles II, IV and XIII and sections 7.4 and 17.2 of this Agreement, and that LICENSOR shall be entitled to injunctive relief and specific performance in connection therewith, in addition to all other remedies.

12.2 - Each of the covenants contained in this Agreement shall be construed as separate covenants, and if any court shall finally determine that any such covenants are too broad as to the area, activity or time set forth therein, said area, activity or time shall be deemed reduced to whatever extent the court deems reasonable and such covenants shall be enforced as to such reduced area, activity or time, without limiting the scope or enforceability of the remaining provisions of those sections.

12.3 - If any provision of this Agreement is declared invalid by a court of last resort or by any court from the decision of which an appeal is not taken within the time provided by law, then, and in such an event, this Agreement will be deemed to have been terminated only as to the portion thereof which relates to the provision invalidated by that judicial decision, but this Agreement, in all other respects, will remain in force.

12.4 - It is specifically agreed that no provision in any manner violative of the anti-trust laws of the United States of America or other governmental authority within the Territory as now or hereafter enacted or construed, is intended to be or will be considered to be incorporated into this Agreement or will be binding upon the parties.

ARTICLE XIII - LIMITATION OF ASSIGNMENT BY LICENSEE

13.1 - The rights, duties and privileges of LICENSEE hereunder shall not be transferred or assigned by it, either in part or in whole without prior written consent of LICENSOR. This provision shall not apply to the sub-licensing and/or franchising by LICENSEE permitted elsewhere in this License. Notwithstanding the foregoing, LICENSEE shall have the right to transfer and assign its rights, duties and privileges under this Agreement in connection with its merger or consolidation with another firm or the sale of its entire business to another person or firm, provided that such person or firm shall have agreed with LICENSOR to perform all of the transferring party;s obligations and duties hereunder.

ARTICLE XIV - GOVERNING LAW

14.1 - This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey and each party hereby submits to the jurisdiction of any State or Federal Court of New Jersey in the event of any claims arising under this Agreement.

ARTICLE XV - ENTIRE AGREEMENT

15.1 - This Agreement sets forth the entire agreement and understanding by and between LICENSOR and LICENSEE as to the subject matter hereof and has priority over all documents, verbal consents and understandings made before the execution of this Agreement, and none of the terms of this Agreement shall be amended or modified except in a written document signed by LICENSOR and LICENSEE.

15.2 - In the event of an inconsistency between any of the terms of this Agreement and any translation thereof into another language, the English language version shall control.

ARTICLE XVI - NOTICES

16.1 - Any notice, consent or approval required under this Agreement shall be in English and in writing, and shall be delivered to the following addresses (a) personally by hand, (b) by certified Air Mail, postage prepaid, with return receipt requested, or (c) by telefax, confirmed by such certified Air Mail:

If to LICENSOR:

Mr. George J. Coates

C/o COATES INTERNATIONAL, LTD.

Highway 34 & Ridgewood Road

Wall Township, NJ 07719-9738

Telephone: (908) 449-7717

Telefax: (908) 449-7736

If to LICENSEE:

McLean, England & Associates, LLC

One Innwood Circle, Suite 204

Little Rock, AR 72211

Telephone (501) 376-0222

All notices shall be deemed effective upon the date delivered. If either party desires to change the address to which notice is sent to such party, it shall so notify the other party in writing in accordance with the foregoing.

ARTICLE XVII - MISCELLANEOUS

17.1 - Headings and References. Headings in this Agreement are included herein for ease of reference only and have no legal effect. References herein to Sections or Attachments are to Sections and Attachments to this Agreement, unless expressly stated otherwise.

17.2 - Restriction on Disclosure of Terms and Provisions.

(a) This Agreement shall be distributed solely to:

(i) those personnel of LICENSOR and LICENSEE and its sub-licensees and/or franchisees, who shall have a need to know its contents;

(ii) those persons whose knowledge of its contents will facilitate performance of the obligations of the parties under this Agreement;

(iii) those persons, if any, whose knowledge of its contents is essential in order to permit LICENSEE or LICENSOR to place or maintain or secure benefits under policies of insurance; or

(iv) as may be required by law, regulation or judicial order.

(b) In the event disclosure is required by law, regulation or judicial order, the disclosing party shall request that any disclosure be kept secret and shall attempt to minimize disclosure of the financial terms of this Agreement. Any party may publicly announce the existence of this Agreement, the manner in which the parties shall operate, and the areas of responsibility of each party. Except as legally required, no party may disclose the amount of payments or royalty rates without the consent of the other party. The parties will consult with each other prior to any press release relating to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written above in duplicate by their duly authorized representatives.

ATTEST: COATES INTERNATIONAL, LTD.

________________________ By: _____________________________________

Asst. Sec. GEORGE J. COATES, PRESIDENT

WITNESS:

_______________________ _________________________________________

GEORGE J. COATES, INDIVIDUALLY

ATTEST: MC LEAN, ENGLAND & ASSOCIATES LLC

____________________________ By: ____________________________________

Asst. Sec. Jeff England, Member

CONFIDENTIAL ADDENDUM

Dated April 12, 2002 to License Agent dated April 12, 2002

Licensing Fee. In consideration of the rights granted hereunder, LICENSEE shall pay LICENSOR a non-refundable deposit of $565,000.00 towards the total Licensing Fee of TWENTY-FIVE MILLION DOLLARS ($25,000,000.00) (the "Licensing Fee") $540,000.00 of which shall be in U.S. Dollars in immediately available U.S. funds on the date on which LICENSEE executes this Agreement (the "Payment Date") plus the existing $25,000.00 deposit. LICENSEE will purchase two trucks containing 855 Cummins engines. The cost of those trucks, which is agreed to be $85,000.00, will be applied towards satisfying the total license fee but title and ownership of those trucks will remain with LICENSEE. LICENSOR will perform the retro-fitting of the CSRV System to this engine and fit it into the truck for testing purposes by the EPA Approved Laboratory in Linden, New Jersey. A series of standard tests will be carried out for the purpose to certify the Coates Spherical Rotary Valve (CSRV) System as a Blue Sky Series engine. When tests are completed and satisfactory to McLean, England & Associates, LLC will have a reasonable time (30 days) to pay the full balance of the License, which is $24,350,000. This will activate the License and from that date the License will be activated and in full force and effect for the territory of the United States and will be the exclusive property of McLean, England & Associates, LLC. The date upon which LICENSEE pays the license fee to LICENSOR shall be referred to as the "Payment Date" for purposes of this Agreement.

During the term of this License, Licensee has right of first refusal to purchase a License for use and sale of the CSRV patented technology within the Field of Use in Mexico and Canada for a license fee of $2,000,000 each. During the term of this License, Licensee has right of first refusal to purchase a license within the Field of Use for use and sale of the CSRV patented technology in all other territories of the Western Hemisphere for the fair market value of the license at that time. The foregoing additional licenses shall become additional territories licensed hereunder and shall become additional territories, which are subject to the terms of this License Agreement as amended.

Royalties.

(a) In further consideration for the grant of the License set forth in Article II of this License Agreement, LICENSEE shall pay LICENSOR a fifty dollar ($50.00) royalty for each Manufactured Unit. The royalties shall be payable with respect to each Manufactured Unit.

(b) Except as otherwise specified, the royalty payments required shall accrue when a Licensed Product becomes a Manufactured Unit produced by LICENSEE or a sublicensee of Licensee and shall be payable only once for any individual Licensed Product.

Payment of Royalties. LICENSEE shall pay the royalties accruing during each Payment Computation Period (each calendar month for each calendar year), ninety (90) days after the end of such Payment Computation Period and such payment shall be accompanied by a royalty report stating the following:

(a) the number of Manufactured Units of each Licensed Product type manufactured during such Payment Computation Period; and

(b) the amount of the royalty payment due for each such Licensed Product during each such Payment Computation Period, broken down to reflect the derivation of such amount.

Mode of Payment. All amounts payable under this Agreement shall be paid in U.S. Dollars in immediately available federal funds.

Taxes. Any taxes required to be paid or withheld with respect to amounts payable to LICENSOR under this Agreement shall be deducted at the rates specified by applicable law, regulation or treaty from the amount of the payments due hereunder. LICENSEE for LICENSOR'S account shall promptly provide receipts from the relevant government or taxing authority evidencing payment of such taxes.

Place of Payment. All payments under this Agreement shall be remitted to LICENSOR at its offices at the address specified in Article XVI.

Books and Records. Until five (5) years after the termination of the License Period, LICENSEE and each of the sublicensees of the Licensee shall keep full and accurate books and records setting forth the manufacturing records and the amount of compensation payable with respect to the Manufactured Units of each Licensed Product. LICENSEE shall permit an independent certified public accountant selected by LICENSOR to examine such books and records, upon reasonable notice during working hours, at any time, but not later than two (2) years following the payment in question, for the purpose of verifying the reports, accounting and payments required by this Agreement.

Product Prices. Based upon prices, terms and conditions set forth in a separate agreement, LICENSEE agrees to buy all of the CSRV Valve Seals to be utilized under this Agreement from LICENSOR. LICENSOR agrees to provide LICENSEE with such other subsystems of the Coates Spherical Rotary Valve System as LICENSEE may require, subject to prices, terms and conditions set forth in a separate agreement. Prices to LICENSEE shall be based on reimbursing Licensor for its direct costs plus a 10% mark-up for the work done on sub-systems, components and/or assembly.

ATTEST: COATES INTERNATIONAL, LTD.

_______________________________ By: ____________________________________

Asst. Sec. GEORGE J. COATES, PRESIDENT

WITNESS:

_______________________________ _________________________________________

GEORGE J. COATES, INDIVIDUALLY

ATTEST: MC LEAN, ENGLAND & ASSOCIATES LLC

_______________________________ By: _____________________________________

Asst. Sec. Jeff England, Member

ATTACHMENT A

PATENTS

U.S. Patent 4,944,261, issued July 31, 1990, "Spherical Rotary Valve Assembly for an Internal Combustion Engine".

U.S. Patent 4,953,527, issued September 4, 1990, "Spherical Rotary Valve Assembly for an Internal Combustion Engine".

U.S. Patent 4,976,232, issued December 11, 1990, "Valve Seal for Rotary Valve Engine".

U.S. Patent 4,989,558, issued February 5, 1991, "Spherical Rotary Valve Assembly for an Internal Combustion Engine".

U.S. Patent 4,989,576, issued February 5, 1991, "Internal Combustion Engine".

U.S. Patent 5,109,814, issued May 5, 1992, "Spherical Valve".

U.S. Patent 5,361,739, issued November 8, 1994, "Spherical Rotary Valve Assembly for use in Rotary Valve Internal Combustion Engine".

U.S. Patent 5,048,979, issued September 17, 1991, "Self-Adjusting Bearing".

U.S. Patent 5,601,405, issued February 11, 1997, "Valve Apparatus for Steam Turbines".

U.S. Patent 6,293,098B1, issued September 25, 2001, "Exhaust System".

U.S. Patent 6,308,676B1, issued October 30, 2001, "Cooling System".

Additional applications are being filed with respect to new technology not evidenced in the present prototypes.

Coates also has patents issued or pending in Japan, Australia, Brazil, Taiwan, Korea, Canada, South Africa and the European Patent Community.